Exhibit 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank Straub	Leslie Loyet
Chief Financial Officer	(312) 640-6672
(773) 380-6636

FOR IMMEDIATE RELEASE

MONDAY, MAY 17, 2010

DEERFIELD CAPITAL CORP. ANNOUNCES

FIRST QUARTER 2010 RESULTS

CHICAGO, May 17, 2010 — Deerfield Capital Corp. (NASDAQ: DFR) (“DFR” or the “Company”) today announced the results of operations for its first quarter ended March 31, 2010.

First Quarter 2010 Highlights

•                  Net loss attributable to DFR for the quarter totaled $0.1 million, or $0.02 per diluted common share, compared to net income attributable to DFR of $11.5 million, or $1.72 per diluted common share, for the first quarter of 2009. This change is primarily due to fluctuations in mark-to-market values of certain assets held by the Company and the acceleration of depreciation and amortization of fixed assets in connection with the Company’s move to new office space.

•                  Core earnings for the quarter totaled $4.5 million, or $0.66 per diluted common share, compared to $5.0 million, or $0.75 per diluted common share, for the first quarter of 2009. Core earnings is a non-GAAP financial measure which primarily reflects GAAP earnings excluding certain non-cash and special charges and income tax effects (see reconciliation of non-GAAP measure below).

•                On March 22, 2010, the Company signed a definitive agreement (the “Acquisition Agreement”) to acquire Columbus Nova Credit Investment Management, LLC (“CNCIM”), an investment manager specializing in leveraged loan credit products with $1.8 billion of assets under management (“AUM”), from Bounty Investments, LLC (“Bounty”), an investment vehicle managed by Renova U.S. Management LLC (“Columbus Nova”), a New York-based investment management firm, for $25.0 million of the Company’s common stock (at an implied price per share of $5.50) and deferred payments totaling $7.5 million of cash payable over five years (the “Acquisition”). Additionally, Bounty has agreed to purchase $25.0 million in principal amount of senior subordinated convertible notes (the “Convertible Notes”) issued by the Company. The Company will use the proceeds from the issuance of the Convertible Notes, along with available cash, to repurchase and retire all of the $73.9 million in principal amount of the outstanding Series A and Series B Senior Secured Notes issued by Deerfield & Company LLC (the “Senior Notes”) for a total purchase price of $55.0 million plus accrued interest.  See “Proposed Strategic Transaction” below for additional detail.

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•                  On January 1, 2010, the Company was required to adopt a new accounting standard pursuant to which the Company consolidated the results of seven collateralized debt obligations (“CDOs”) managed by the Company (the “CIP CDOs”).  While DFR consolidated the CIP CDOs into the Company’s financial results, the economic impact to DFR continues to be only the management fees and actual investments in certain of the CDOs.

•                  Unrestricted cash, cash equivalents, unencumbered residential mortgage backed securities (“RMBS”) and net equity in financed RMBS totaled approximately $75.6 million at March 31, 2010.

•                  AUM totaled $8.9 billion as of April 1, 2010.

First Quarter 2010 Financial Overview

On March 22, 2010, the Company signed the Acquisition Agreement to acquire CNCIM, an investment manager specializing in leveraged loan credit products with $1.8 billion of AUM (see “Proposed Strategic Transaction”).  The below discussion does not include the operating results of CNCIM or the financial impact of the Acquisition.

The discussion below focuses on “DFR Operations” (see “Segment Condensed Statement of Operations” table), which represents the combined results of the Investment Management and Principal Investing segments.  This is the metric that the Company uses to evaluate its financial results.  While the Company is required to include the Consolidated Investment Products segment in its consolidated GAAP financial results, this segment does not have any economic impact on DFR’s economic condition or operations. The DFR Operations results are comparable to our consolidated GAAP results for prior periods during which we were not required to consolidate the CIP CDOs.

Discussing the quarter and the Acquisition, Jonathan Trutter, Chief Executive Officer of DFR said, “We made significant improvements to our overall liquidity position and continued to generate positive core earnings during the quarter. We continue to focus on growing AUM, and with the expected closing of our strategic transaction with Columbus Nova late in the second quarter, we will have both a stronger balance sheet and increased top line revenue from the increase in AUM.  We are excited about the Company going forward and our ability to accelerate growth through organic business development and possible acquisitions.”

During the three months ended March 31, 2010, DFR Operations had net revenues of $6.6 million, a net decrease of $2.8 million, or 29.8 percent, in net revenues as compared to the three months ended March 31, 2009.  This decline was the result of a $2.5 million decrease in net interest income and a $2.1 million increase in the provision for loan losses which were partially offset by a $1.8 million increase in investment advisory fees.

Investment advisory fees were $6.5 million for the three months ended March 31, 2010, an increase of $1.8 million, or 38.3 percent, compared to the three months ended March 31, 2009.  The increase in investment advisory fees is primarily attributable to the receipt of previously deferred subordinated management fees from certain of the collateralized loan obligations (“CLOs”) managed within the Company’s Investment Management segment.

All or a portion of the Company’s subordinated management fees from the CLOs may be deferred if, among other things, noncompliance with overcollateralization tests and other structural provisions cause cash flows from the underlying collateral to be diverted from the payment of management fees

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and other expenses to the prepayment of principal of the debt securities issued by the CLOs.  The Company expects a portion of its CLO subordinated investment advisory fees to continue to be deferred in the near term.  However, as a result of improvement in market conditions and effective portfolio management, certain of the Company’s CLOs have returned to compliance with their overcollateralization tests, and the Company has begun to receive some of its deferred subordinated management fees from those CLOs and expects those CLOs to pay future subordinated management fees on a current basis.  With continued improvement in market conditions and ongoing effective portfolio management, the Company expects its other CLOs to return to compliance with their overcollateralization tests, and, subject to the satisfaction of certain other conditions, the Company expects to recoup at least a portion and potentially substantially all of its deferred subordinated management fees from those CLOs and to receive future subordinated management fees on a current basis.  As of March 31, 2010, the Company’s CLOs have unrecognized deferred subordinated management fees totaling approximately $7.0 million.

Net interest income was $4.3 million for the three months ended March 31, 2010, a decline of $2.5 million, or 36.8 percent, compared to the first quarter of 2009.  This decline is the result of a $1.4 million decrease in net interest income related to the deconsolidation of Market Square CLO Ltd. during the second quarter of 2009 and a $2.6 million decrease in net interest income related to accelerated amortization of certain of the Company’s RMBS holdings that were purchased by the Company at a premium and were redeemed by the issuers at par.  These declines were partially offset by improvements in the net interest income earned from DFR Middle Market CLO Ltd. (“DFR MM CLO”) and Deerfield Pegasus Loan Capital LP (“DPLC”), which, in the aggregate, contributed a $0.9 million increase to net interest income.  A reduction in the interest rate environment and, to a lesser extent, a decrease in the Company’s long-term debt outstanding contributed an additional $0.6 million improvement to net interest income.

During the three months ended March 31, 2010, expenses increased by $5.2 million as compared to the three months ended March 31, 2009.  This increase of $5.2 million was primarily driven by a $4.1 million increase in fixed asset depreciation and amortization due to an acceleration of expense in connection with the Company’s move to new office space on May 1, 2010 and abandoning the fixed assets in its previous space, a $1.1 million increase in professional service fees primarily related to the proposed strategic transactions with Columbus Nova and a $0.7 million increase in general and administrative expenses primarily composed of a $0.5 million related to the new warrants issued to Pegasus Deerfield (AIV), LLC and its affiliates in connection with the restructuring of DPLC and a $0.2 million increase in compensation to the board of directors relating to the proposed strategic transaction with Columbus Nova. This increase in expenses for the three months ended March 31, 2010 as compared to 2009 is partially offset by a $0.6 million decrease in compensation and benefits expense.

During the three months ended March 31, 2010, net other income and gain (loss) declined by $3.0 million as compared to the three months ended March 31, 2009 primarily as a result of lower gains on the Company’s corporate loan portfolio.

During the three months ended March 31, 2010, net loss attributable to DFR declined to $0.1 million, as compared to net income attributable to DFR of $11.5 million for the same period in 2009. Although core earnings also declined during the three months ended March 31, 2010 as compared to the three months ended March 31, 2009, it remained positive at $4.5 million, or $0.66 per share.

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Assets Under Management

As of April 1, 2010, the Company’s AUM totaled approximately $8.9 billion held in 28 CDOs, DPLC and six separately managed accounts.

Principal Investing Portfolio

The Principal Investing segment portfolio’s total invested assets decreased by $15.3 million, or 2.5 percent, to $594.2 million as of March 31, 2010 as compared to December 31, 2009. The decrease was primarily attributable to the sale of loans held in DPLC contributing $10.9 million to the decrease.  The paydown and sales of our RMBS accounted for $1.9 million of the decline during the first quarter of 2010.  The remaining net decline is primarily attributed to sales, repayments and other declines in the Company’s Principal Investing portfolio.

Liquidity

Unencumbered RMBS and unrestricted cash and cash equivalents aggregated $38.8 million at March 31, 2010. In addition, net equity in the financed RMBS portfolio (including associated interest rate swaps), excluding the unencumbered RMBS included above, totaled $36.8 million at quarter end. In total, the Company had unrestricted cash and cash equivalents, unencumbered RMBS and net equity in its financed RMBS portfolio of $75.6 million as of March 31, 2010. As of March 31, 2010, the fair value of its Agency RMBS and non-Agency RMBS portfolios were $300.8 million and $2.5 million, respectively.   During the first quarter of 2010, Fannie Mae and Freddie Mac announced and began to carry out its plans to buy “substantially” all mortgages held in RMBS pools issued under their respective programs that are delinquent by 120 days or more. This resulted in a significant increase in paydowns during the first quarter of 2010 and a significant temporary increase in net equity in RMBS as of March 31, 2010, as reflected in Other receivables in the condensed consolidated balance sheet.

Proposed Strategic Transaction

On March 22, 2010, the Company entered into the Acquisition Agreement with Bounty and CNCIM, pursuant to which the Company agreed to acquire all of the outstanding equity interests of CNCIM from Bounty for a total purchase price of $32.5 million consisting of (i) the issuance of 4,545,455 shares (at an implied price of $5.50 per share) of the Company’s common stock (the “Acquisition Shares”) and (ii) deferred payments totaling $7.5 million in cash payable in five equal annual installments beginning six months after the closing date of the Acquisition and the issuance of the Convertible Notes.

On March 22, 2010, in connection with entering into the Acquisition Agreement, the Company entered into the Convertible Notes Agreement with Bounty pursuant to which Bounty has agreed to purchase for cash $25.0 million in aggregate principal amount of the Convertible Notes, convertible into 4,132,231 shares of the Company’s common stock (the “Conversion Shares”) (as such amount may be adjusted in certain events or increased in connection with the payment of interest-in-kind) at an initial conversion price of $6.05 per share, subject to adjustment.

On March 22, 2010, DFR and Deerfield entered into a Payment Agreement and Release with the holders of the Senior Notes pursuant to which DFR has agreed with the holders of the Senior Notes to discharge all of the approximately $48.8 million in aggregate principal amount of Series A Notes outstanding at approximately 64.1 percent of the principal amount thereof plus accrued interest, and

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all of the approximately $25.1 million in aggregate principal amount of the Series B Notes outstanding at approximately 94.5 percent of the principal amount thereof plus accrued interest, or an aggregate discount of approximately 25.6 percent from the face amount of the Senior Notes plus accrued interest.

The Company’s stockholders are being asked to vote to approve the issuance of the Acquisition Shares and Conversion shares at a stockholders’ meeting on June 9, 2010.  See “Important Additional Information” below for further details.

About the Company

DFR, through its subsidiary, Deerfield Capital Management LLC, manages client assets, including bank loans and other corporate debt, RMBS, government securities and asset-backed securities. In addition, DFR has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and RMBS.

For more information, please go to the Company website, at www.deerfieldcapital.com.

* * Notes and Tables to Follow * *

IMPORTANT ADDITIONAL INFORMATION

The Company filed a definitive proxy statement and form of proxy with the Securities and Exchange Commission on May 11, 2010 and mailed to Stockholders of record a definitive proxy statement and form of proxy on or about May 14, 2010 in connection with the issuance of the Acquisition Shares and the Conversion Shares. Before making any voting decision with respect to the issuance of the Acquisition Shares and the Conversion Shares, stockholders of the Company are urged to carefully read the definitive proxy statement and the other relevant materials because they contain important information about the proposed transactions.  The proxy statement and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of the Company may obtain free copies of the proxy statement and other documents filed by the Company with the SEC from the Company’s website at www.deerfieldcapital.com or from Georgeson, our proxy solicitor, at 1-800-280-0857.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the issuance of the Acquisition Shares and the Conversion Shares.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the issuance of the Acquisition Shares and the Conversion Shares is included in the proxy statement. Stockholders may obtain additional information regarding the direct and indirect interests of the Company and its directors and executive officers with respect to the transactions by reading the proxy statement and the other filings referred to above.

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NOTES TO PRESS RELEASE

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of DFR.  Forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

Various factors could cause DFR’s actual results to differ materially from those described in any forward-looking statements. These factors include, but are not limited to: the failure of the strategic transactions with Columbus Nova to close for any reason; the amount of the costs, fees, expenses and charges relating to the transactions; business uncertainty and contractual restrictions prior to the closing of the transactions; the failure by the Company to realize the expected benefits of the Acquisition; changes in economic and market conditions, particularly as they relate to the markets for debt securities, such as RMBS and CDOs; continued availability of financing; DFR’s ability to maintain adequate liquidity; changes in DFR’s investment, hedging or credit strategies or the performance and values of its investment portfolios; DFR’s ability to comply with the continued listing standards of the NASDAQ Stock Market; DFR’s ability to generate earnings or raise capital to maintain positive stockholders’ equity; reductions in DFR’s assets under management and related management and advisory fee revenue; DFR’s ability to make investments in new investment products and realize growth of fee-based income; DFR’s receipt of previously deferred CLO subordinated management fees and its receipt of future CLO subordinated management fees on a current basis; changes to DFR’s tax status; DFR’s ability to maintain compliance with its existing debt instruments and other contractual obligations; impact of restrictions contained in DFR’s existing debt instruments; DFR’s ability to maintain its exemption from registration as an investment company pursuant to the Investment Company Act of 1940; the cost, uncertainties and effect of any legal and administrative proceedings, such as the current SEC investigation into certain mortgage-backed securities trading procedures in connection with which the SEC has requested certain information from DFR regarding certain of its mortgage securities trades; and changes in, and the ability of DFR to remain in compliance with, law, regulations or government policies affecting DFR’s business, including investment management regulations and accounting standards.

These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements set forth in DFR’s annual report on Form 10-K for the year ended December 31, 2009, DFR’s quarterly reports on Form 10-Q and DFR’s other public filings with the SEC and public statements. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,	March 31,
	2010	2009	2009
	(In thousands, except share and per share amounts)
ASSETS
Cash and cash equivalents	$36,289	$48,711	$42,354
Due from broker	5,021	14,606	23,939
Restricted cash and cash equivalents	29,451	19,296	23,905
Available for sale securities-at fair value			2,619
Investments at fair value, including $285,799 and $303,763 pledged	313,230	326,810	339,436
Other investments	1,345	4,287	4,764
Derivative assets	26	74	21
Loans held for sale	517	536	210,616
Loans held for investment	276,609	278,585	304,438
Allowance for loan losses	(12,764)	(15,889)	(22,171)
Loans held for investment, net of allowance for loan losses	263,845	262,696	282,267
Investment advisory fee receivables	1,154	2,117	2,030
Interest receivable	3,208	3,420	4,360
Other receivable	28,426	2,890	2,513
Prepaid and other assets	8,220	7,043	11,678
Fixed assets, net	2,368	6,505	8,820
Intangible assets, net	19,781	21,231	26,997
Assets held in consolidated investment products:
Due from broker	10,746	—	—
Restricted cash and cash equivalents	160,392	—	—
Investments at fair value	2,199,578	—	—
Derivative assets	25	—	—
Interest receivable	10,111	—	—
Other receivable	2,496	—	—
Total assets held in consolidated investment products	2,383,348	—	—
TOTAL ASSETS	$3,096,229	$720,222	$986,319

LIABILITIES
Repurchase agreements, including $26 and $34 of accrued interest	$277,623	$291,463	$318,641
Due to broker	16,904	803	—
Derivative liabilities	236	450	13,817
Redemptions payable	9,145	—	—
Interest payable	647	1,103	2,575
Accrued and other liabilities, including $312 and $364 at fair value	4,276	6,214	7,190
Long term debt	410,524	413,329	714,622
Liabilities held in consolidated investment products:
Due to broker	59,328	—	—
Derivative liabilities	10,472	—	—
Interest payable	3,451	—	—
Long term debt	2,069,394	—	—
Total liabilities held in consolidated investment products	2,142,645	—	—
TOTAL LIABILITIES	2,862,000	713,362	1,056,845

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
100,000,000 shares authorized; 14,999,992 shares issued and zero outstanding	—	—	—
Common stock, par value $0.001:
500,000,000 shares authorized; 6,455,357 and 6,455,357 shares issued and 6,455,357 and 6,454,924 shares outstanding	6	6	6
Additional paid-in capital	867,095	866,557	865,910
Accumulated other comprehensive loss	(110)	(87)	(3,928)
Accumulated deficit	(877,292)	(877,155)	(932,514)
Appropriated retained earnings related to noncontrolling interest	235,455	—	—
Noncontrolling interest in consolidated entity	9,075	17,539	—
TOTAL STOCKHOLDERS’ EQUITY	234,229	6,860	(70,526)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,096,229	$720,222	$986,319

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
	(In thousands, except share and per share amounts)
Revenues
Interest income	$31,502	$10,130	$13,782
Interest expense	7,694	3,428	6,999
Net interest income	23,808	6,702	6,783
Provision for loan losses	4,186	4,662	2,107
Net interest income after provision for loan losses	19,622	2,040	4,676
Investment advisory fees	2,896	5,185	4,737
Total net revenues	22,518	7,225	9,413

Expenses
Compensation and benefits	2,841	3,124	3,354
Professional services	2,288	712	790
Insurance expense	692	776	764
Other general and administrative expenses	1,911	939	946
Depreciation and amortization	5,738	3,010	1,635
Occupancy	490	584	639
Management and incentive fee expense to related party	—	340	—
Cost savings initiatives	—	—	197
Impairment of intangible assets	168	1,702	—
Total expenses	14,128	11,187	8,325

Other Income and Gain (Loss)
Net gain (loss) on available-for-sale securities	—	17	(31)
Net gain (loss) on investments at fair value	73,032	504	5,138
Net loss on liabilities at fair value	(87,855)	—	—
Net gain (loss) on loans	2,754	4,072	5,815
Net gain (loss) on derivatives	(667)	27	(404)
Dividend income and other net gain (loss)	1,046	53	(49)
Net other income and gain (loss)	(11,690)	4,673	10,469
Income (loss) before income tax (benefit) expense	(3,300)	711	11,557
Income tax (benefit) expense	—	(224)	18
Net income (loss)	(3,300)	935	11,539
Net (income) loss attributable to noncontrolling interest	3,163	(258)	—
Net income (loss) attributable to Deerfield Capital Corp.	$(137)	$677	$11,539

Net income (loss) attributable to Deerfield Capital Corp. per share - basic	$(0.02)	$0.10	$1.72
Net income (loss) attributable to Deerfield Capital Corp. per share - diluted	$(0.02)	$0.10	$1.72

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC	6,763,098	6,763,088	6,702,329
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING - DILUTED	6,763,098	6,763,088	6,702,329

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURE

The Company believes that core earnings, a non-GAAP financial measure, is a useful metric for evaluating and analyzing its performance.  The calculation of core earnings, which the Company uses to compare financial results from period to period, eliminates the impact of certain non-cash and special charges and income tax.  Core earnings provided herein may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure and may therefore be defined differently by other companies. Core earnings includes the earnings from the Company’s consolidated variable interest entity (“VIE”), DFR MM CLO, and from Market Square CLO, which was a consolidated VIE until the Company sold all of its preference shares in Market Square CLO and deconsolidated that entity as of June 30, 2009.  Core earnings is not necessarily indicative of cash flows received from these VIEs.

Core Earnings

The table below provides reconciliation between net income (loss) and core earnings:

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
	(In thousands, except share and per share amounts)

Net income (loss)	$(3,300)	$935	$11,539
Add back (subtract):
Provision for loan losses	4,186	4,662	2,107
Depreciation and amortization	5,738	3,010	1,635
Impairment of intangible assets	168	1,702	—
Net other income and (gain) loss	11,690	(4,673)	(10,469)
Income tax (benefit) expense	—	(224)	18
Noncontrolling interest core earnings (1)	(15,575)	90	—
Cost savings initiatives	—	—	197
Warrant expense	529	—	—
Proposed strategic transaction costs	1,019	—	—
Core earnings	$4,455	$5,502	$5,027

Core earnings per share - diluted	$0.66	$0.81	$0.75
Weighted-average number of shares outstanding - diluted	6,769,848	6,763,088	6,702,329

(1)    Noncontrolling interest core earnings represents the portion of the net interest income and expenses of DPLC that are attributable to third party investors in DPLC, calculated using each investor’s ownership percentage in DPLC during the measurement period.

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The Consolidated Investment Products segment includes the results of CIP CDOs, which, as of January 1, 2010, the Company was required to consolidate in accordance with ASC Topic 810 and with respect to which the Company has elected fair value accounting at the date of adoption (January 1, 2010). DFR MM CLO is not included in the Consolidated Investment Products segment, but instead is included in the Principal Investing segment because the Company owns 100 percent of its preferred shares.  The Company has not elected fair value accounting for DFR MM CLO. The collateral assets of the CIP CDOs are held solely to satisfy the obligations of the CIP CDOs. The Company has no right to the benefits from, nor does the Company bear the risks associated with, the collateral assets held by the CIP CDOs, beyond the Company’s minimal direct investments in, and management fees generated from, the CIP CDOs. If these vehicles were liquidated, for example, the assets would not be available to the general creditors of DFR, and as a result, the Company does not consider them to be DFR assets. Additionally, the investors in the CIP CDOs have no recourse to the general credit of DFR for the notes issued by the CIP CDOs. The Company therefore does not consider this debt to be an obligation of DFR.  When reviewing and analyzing the financial results, management excludes the impact of the Consolidated Investment Products segment as this segment does not have any economic impact on the Company’s operations.  The following summarizes the segment results of operations and “DFR Operations” represent the combined results of the Investment Management and Principal Investing Segment:

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

SEGMENT CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31, 2010
				Consolidated
	Investment	Principal		Investment		GAAP
	Management	Investing	DFR	Products		Consolidated
	Segment (1)	Segment (1)	Operations	Segment	Elimination	DFR
	(In thousands, except share and per share amounts)
Revenues
Interest income	$6	$7,269	$7,275	$24,286	$(59)	$31,502
Interest expense	1,213	1,785	2,998	4,755	(59)	7,694
Net interest income	(1,207)	5,484	4,277	19,531	—	23,808
Provision for loan losses	—	4,186	4,186	—	—	4,186
Net interest income (expense) after provision for loan losses	(1,207)	1,298	91	19,531	—	19,622
Investment advisory fees	6,502	—	6,502	—	(3,606)	2,896
Total net revenues	5,295	1,298	6,593	19,531	(3,606)	22,518

Expenses
Compensation and benefits	2,841	—	2,841	—	—	2,841
Professional services	153	1,772	1,925	363	—	2,288
Insurance expense	91	601	692	—	—	692
Other general and administrative expenses	414	1,239	1,653	258	—	1,911
Depreciation and amortization	5,738	—	5,738	—	—	5,738
Occupancy	490	—	490	—	—	490
Management and incentive fee expense to related party	—	—	—	3,606	(3,606)	—
Cost savings initiatives	—	—	—	—	—	—
Impairment of intangible assets	168	—	168	—	—	168
Total expenses	9,895	3,612	13,507	4,227	(3,606)	14,128

Other Income and Gain (Loss)
Net gain (loss) on investments at fair value	1,172	3,349	4,521	69,991	(1,480)	73,032
Net gain (loss) on liabilities at fair value	—	—	—	(89,335)	1,480	(87,855)
Net gain on loans	—	2,754	2,754	—	—	2,754
Net loss on derivatives	—	(55)	(55)	(612)	—	(667)
Dividend income and other net gain (loss)	(20)	258	238	808	—	1,046
Net other income and gain (loss)	1,152	6,306	7,458	(19,148)	—	(11,690)
Income (loss) before income tax (benefit) expense	(3,448)	3,992	544	(3,844)	—	(3,300)
Income tax (benefit) expense	—	—	—	—	—	—

Net income (loss)	(3,448)	3,992	544	(3,844)	—	(3,300)
Net (income) loss attributable to noncontrolling interest	—	(681)	(681)	3,844	—	3,163
Net income (loss) attributable to Deerfield Capital Corp.	$(3,448)	$3,311	$(137)	$—	$—	$(137)

Net income (loss) attributable to Deerfield Capital Corp. per share - basic	$(0.51)	$0.49	$(0.02)			$(0.02)
Net income (loss) attributable to Deerfield Capital Corp. per share - diluted	$(0.51)	$0.49	$(0.02)			$(0.02)

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC	6,763,098	6,763,098	6,763,098			6,763,098
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING - DILUTED	6,763,098	6,763,098	6,763,098			6,763,098

Reconciliation of net income (loss) and core earnings:
Net income	$(3,448)	$3,992	$544	$(3,844)	$—	$(3,300)
Adjusting items:
Provision for loan losses	—	4,186	4,186	—	—	4,186
Depreciation and amortization	5,738	—	5,738	—	—	5,738
Impairment of intangible assets	168	—	168	—	—	168
Net other income and gain (loss)	(1,152)	(6,306)	(7,458)	19,148	—	11,690
Noncontrolling interest core earnings	—	(271)	(271)	(15,304)		(15,575)
Warrant expense	—	529	529	—	—	529
Proposed strategic transaction costs	35	984	1,019	—	—	1,019
Core Earnings	$1,341	$3,114	$4,455	$—	$—	$4,455

Core Earnings per share - diluted (2)	$0.20	$0.46	$0.66			$0.66

(1)             Excludes the $0.7 million of intercompany investment advisory fees revenues for the Investment Management segment and corresponding intercompany Management and incentive fee expense for the Principal Investing segment related to the management agreement between the two segments.

(2)             Core earnings per share — diluted utilizes the fully diluted shares which includes the dilutive impact of the DPLC Restructuring Warrants.

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

INVESTMENT ADVISORY FEES AND INTEREST INCOME AND EXPENSE

The following table summarizes the Company’s investment advisory fees and interest income and expense from DFR Operations:

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
		(In thousands)
CDO management fees:
Senior fees	$2,815	$2,931	$2,938
Subordinated fees	1,423	1,121	1,403
Performance fees	2,068	787	152
Total CDO management fees	6,306	4,839	4,493
Separately managed accounts and other	196	194	244
Other investment vehicle	—	152	—
Fixed income arbitrage investment funds	—	—	—
Total investment advisory fees	$6,502	$5,185	$4,737

Interest Income:
RMBS, U.S. Treasury bills and other securities	$1,493	$3,623	$4,565
Assets held in DFR MM CLO	5,533	5,976	5,820
Assets held in DPLC	241	295	—
Assets held in Market Square CLO	—	—	3,062
Other corporate debt	8	236	335
Total interest income	$7,275	$10,130	$13,782

Interest Expense:
Recourse:
Repurchase agreements and other short term debt	$253	$444	$687
Series A and Series B notes	1,213	1,150	1,344
Trust preferred securities	926	1,172	1,624
Total recourse interest expense	2,392	2,766	3,655
Non-Recourse
DFR MM CLO	606	662	1,545
Wachovia Facility	—	—	94
Market Square CLO	—	—	1,705
Total non-recourse interest expense	606	662	3,344
Total interest expense	$2,998	$3,428	$6,999

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

AUM AND INVESTMENT PORTFOLIO

The following table summarizes AUM for each product category:

	April 1, 2010		January 1, 2010		April 1, 2009
	Number of		Number of		Number of
	Accounts	AUM	Accounts	AUM	Accounts	AUM
		(In thousands)		(In thousands)		(In thousands)
CDOs (1) :
CLOs	12	$3,917,215	12	$4,041,540	12	$4,184,002
Asset-backed securities	12	3,903,266	12	4,054,722	12	4,906,125
Corporate bonds	4	722,431	4	754,815	4	910,924
Total CDOs	28	8,542,912	28	8,851,077	28	10,001,051
Separately managed accounts (2)	6	320,568	6	320,464	6	320,488
Other investment vehicle (3)	1	10,110	1	22,367	—	—
Total AUM (4)		$8,873,590		$9,193,908		$10,321,539

(1)             CDO AUM numbers generally reflect the aggregate principal or notional balance of the collateral and, in some cases, the cash balance held by the CDOs and are as of the date of the last trustee report received for each CDO prior to April 1, 2010, January 1, 2010 and April 1, 2009, respectively. The AUM for the Euro-denominated CDOs has been converted into U.S. dollars using the spot rate of exchange as of the respective AUM date.

(2)             AUM for certain of the separately managed accounts is a multiple of the capital actually invested in such account. Management fees for these accounts are paid on this higher AUM amount.

(3)             Other investment vehicle AUM represents the AUM of DPLC.

(4)            Included in Total AUM for April 1, 2010 is $279.7 million related to DFR MM CLO. Included in Total AUM for January 1, 2010 is $288.5 million related to DFR MM CLO. Included in Total AUM for April 1, 2009 is $293.8 million related to DFR MM CLO and $296.5 million related to Market Square CLO. DCM manages DFR MM CLO and Market Square CLO but is not contractually entitled to receive any management fees so long as 100 percent of the equity is held by Deerfield Capital LLC or an affiliate thereof.  As a result of the sale of the Company’s preference shares, as of July 1, 2009 the Company began to receive management fees from Market Square CLO.

The following table summarizes the principal investing portfolio:

	March 31, 2010		December 31, 2009		March 31, 2009
	Carrying	% of Total	Carrying	% of Total	Carrying	% of Total
Principal Investments	Value	Investments	Value	Investments	Value	Investments
	(In thousands)		(In thousands)		(In thousands)

RMBS (1)	$303,258	51.0%	$305,174	50.1%	$338,729	39.3%
Corporate leveraged loans:
Loans held in DFR MM CLO (2)	267,156	45.0%	269,168	44.2%	292,108	33.9%
Loans held in Wachovia Facility	—	0.0%	—	0.0%	4,831	0.6%
Other corporate leveraged loans	517	0.1%	536	0.1%	8,270	1.0%
Assets held in Market Square CLO (3)	—	0.0%	—	0.0%	200,841	23.3%
Loans held in DPLC	5,265	0.9%	16,131	2.6%	—	0.0%
Commercial real estate loans and securities	9,453	1.6%	9,417	1.5%	12,330	1.4%
Equity securities	1,345	0.2%	4,287	0.7%	4,764	0.5%
Other investments	7,234	1.2%	4,738	0.8%	—	0.0%
Total Investments	594,228	100.0%	609,451	100.0%	861,873	100.0%
Allowance for loan losses	(12,764)		(15,889)		(22,171)
Net Investments	$581,464		$593,562		$839,702

(1)             RMBS are either Agency RMBS or non-Agency RMBS. Non-agency RMBS represented $2.5 million, $2.6 million and $4.8 million of the outstanding RMBS as of March 31, 2010, December 31, 2009 and March 31, 2009, respectively.

(2)             Assets held in DFR MM CLO are the result of the July 17, 2007 securitization of corporate loans held in a non-recourse credit facility. The Company purchased 100 percent of the equity interests for $50.0 million and all of the BBB/Baa2 rated notes for $19.0 million.

(3)             Assets held in Market Square CLO include syndicated bank loans of $197.5 million and high yield corporate bonds, ABS and other securities of $3.3 million as of March 31, 2009.